Exhibit 99.6
Hayes Lemmerz Announces Preliminary Fiscal 2006 Results and
Provides Guidance for Fiscal 2007
Northville, Michigan, March 16, 2007 — Hayes Lemmerz International, Inc. (Nasdaq: HAYZ) today announced preliminary results for the full fiscal year 2006 and provided earnings guidance for the full fiscal year of 2007. The preliminary results are unaudited and are subject to adjustment during the course of the Company’s audit of its fiscal 2006 financial statements.
For the full fiscal year 2006, the Company expects to achieve sales of approximately $2.3 billion, Adjusted EBITDA of approximately $188 million (compared with approximately $176 million in 2005), free cash flow (excluding the impact of the Company’s accounts receivable securitization programs) of approximately negative $9 million and capital expenditures of approximately $90 million. Projected fiscal 2006 results include approximately $230 million in sales, approximately $6 million in Adjusted EBITDA and approximately $10 million of capital expenditures related to the Company’s suspension components business, which will be reclassified as a discontinued operation for 2006 and which will not contribute to the 2007 results because it was divested on February 14, 2007.
For the full fiscal year 2007, Hayes Lemmerz expects to achieve sales of about $2.1 billion, Adjusted EBITDA of approximately $195 to $205 million, positive free cash flow (excluding securitization impact) and capital expenditures of approximately $85 to $90 million.
Conference Call
Hayes Lemmerz will host a telephone conference call to discuss the Company’s full fiscal year 2006 financial results on Wednesday, April 4, 2007, at 10:00 a.m. (ET).
To participate by phone, please dial 10 minutes prior to the call: (888) 295-5935 from the United States and Canada; (706) 758-0212 from outside the United States. Callers should ask to be connected to Hayes Lemmerz earnings conference call, Conference ID # 2107451. The conference call will be accompanied by a slide presentation, which can be accessed through the Company’s web site, in the Investor Kit presentations section at http://www.hayes-lemmerz.com/investor_kit/html/presentations.html.
Hayes Lemmerz International, Inc. is a world leading global supplier of automotive and commercial highway wheels, brakes and powertrain components. The Company has 30 facilities and approximately 8,500 employees worldwide.
Use of Non-GAAP Financial Information
EBITDA, a measure used by management to measure operating performance, is defined as earnings from operations plus depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to exclude asset impairment losses and other restructuring charges, reorganization items and other items. Management references these non-GAAP financial measures frequently in its decision making because they provide supplemental information that facilitates internal comparisons to historical operating performance of prior periods and external comparisons to competitors’ historical operating performance. Institutional investors generally look to Adjusted EBITDA in measuring performance, among other things. The Company uses Adjusted EBITDA to facilitate quantification of planned business activities and enhance subsequent follow-up with comparisons of actual to planned Adjusted EBITDA. Free cash flow is defined as cash from operating activities minus capital expenditures plus cash from discontinued operations and the sale of assets. Management uses free cash flow to identify the amount of cash available to meet debt amortization requirements, pay dividends to stockholders or make corporate investments.
This press release includes forward looking statements, which represent the Company’s expectations and beliefs concerning future events that involve risks and uncertainties which could cause actual results to differ materially from those currently anticipated. All statements other than statements of historical facts included in this release are forward looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward looking statements include the factors set forth in our Annual Report on Form 10-K and other periodic reports filed with the SEC. Consequently, all of the forward looking statements made in this press release are qualified by these and other factors, risks and uncertainties.
Contact: Marika P. Diamond, Hayes Lemmerz International, Inc., 734.737.5162